LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:
      THAT I, Jamie Welch, do hereby appoint Thomas P. Mason, William J.
Healy, and Peggy J. Harrison, signing singly, as my true and lawful attorney-in-
fact to:

 1. Execute the following items (each a "Report" and, collectively,
?Reports"), on my behalf and in my capacity as a reporting person of
Energy Transfer Partners, LLC ("Company"), which Company is the general partner of Energy Transfer Partners GP, L.P. the general partner of Energy Transfer Partnership L.P. ("Partnership"):
a. Forms 3, 4 and 5 and any other report required pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder; and
c. Form 144 and any other similar report required under the
Securities Act of 1933, as amended; and

2. Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Reports and timely file such
Reports with the United States Securities and Exchange Commission and/or any stock exchange or similar authority; and

3. Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that any document executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

 I grant to each such attorneys-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation.  I ratify and confirm all that such attorney-in-fact, or any substitute of such attorney-in-fact, shall lawfully do or cause to be done by the rights and powers granted by this
Power of Attorney.

 I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company, or the Partnership, assuming, any of my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, Rule 144 under the Securities Act of 1933, or applicable federal or state securities laws generally.

 This Power of Attorney shall remain in full force and effect until I am no longer required to file any Reports with respect to my holdings of and transactions in securities issued by the Company, and/or the Partnership, unless I earlier revoke it in a signed writing delivered to the Secretary of the Company.

 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed this 24th day of June, 2013.

      /s/ Jamie Welch
      Jamie Welch

STATE OF TEXAS  )
    ) ss.
COUNTY OF DALLAS )

 Before me, the undersigned, a Notary Public in and for said County and
State, on this 24th  day of June, 2013, personally appeared Jamie Welch, to me known to be the identical person who subscribed his name to the foregoing Limited
Power of Attorney, and he acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed, for the uses and purposes therein set forth.

 Given under my hand and seal of office the day and year last above written.

       /s/ Jana E. Kilishek
       Notary Public

My Commission Expires:  08/05/2017